Bio Solutions Manufacturing Settles Lawsuit with Bio-Solutions Franchise Corp. and Others

Bio Solutions Manufacturing Retracts Press Release Allegations
Dated August 23, 2007

LAS VEGAS, NV--(MARKET WIRE)—October 24, 2007 - Bio Solutions Manufacturing, Inc. (OTC BB: BSLM.OB - News) (Frankfurt: B2T.F - News) and Bio-Solutions Franchise Corp., or BSFC, announced today that they have settled a pending action against each other and other parties in the United States District Court for the Southern District of Mississippi. In June 2007, suit was commenced in the District Court. Since the litigation commenced, the parties have provided credible evidence to dispute the charges made against each other. The parties have reached a settlement of the litigation, which will be globally dismissed with prejudice. As part of the settlement, the parties acknowledge that the allegations in the filings with the District Court are withdrawn and are hereby expressly publicly retracted, including specifically the allegations made in the press release issued by Bio Solutions Manufacturing on August 23, 2007, at 5:02 a.m. EST, alleging breach of fiduciary duty, usurpation of corporate opportunity, federal and state securities fraud, misappropriation of trade secrets, conversion, unlawful distribution of securities, interference with contractual relations and prospective business advantage, unfair competition and business practices, breach of contract, breach of the covenant of good faith and fair dealing, civil conspiracy, fraud, and misrepresentation, self-dealing and wasteful transactions. All allegations of improper conduct attributable to Bio-Solutions Franchise Corporation, N. Wayne Wade, Louis H. Elwell, III, Innovative Industries, LLC, Bio-Solutions of Louisiana, LLC, Environmental Services of Mississippi, LLC, Wade’s Farm, LLC, Sabrina Baio and Amanda Best, are hereby likewise expressly completely publicly retracted.

BSLM no longer makes these contentions, and is pleased that it is able to retract the allegations made in the filings with the U.S. District Court. BSLM is also pleased that BSFC has likewise withdrawn its contentions and retracted the allegations against BSLM in the U.S. District Court.

BSLM wishes to acknowledge the efforts and cooperation of BSFC in bringing this case to a conclusion. BSLM believes that this resolution is in the best interest of all parties. BSLM wishes to acknowledge the contributions of the BSFC group to BSLM over the years, and thanks them for those contributions.

About Bio Solutions Manufacturing, Inc.

Bio Solutions Manufacturing has developed microbiological products for waste bioremediation. The Company’s products are currently used by many municipal collection systems and food service facilities in the United States. The Company's products have been approved by municipalities for use in food service facilities that produce waste products introduced into the municipal collection systems. The Company’s products treat waste in an environmentally friendly and safe manner in compliance with Federal and State government standards.

The Company has developed a line of environmentally friendly cleaning products that include all-purpose cleaner, carpet cleaner, concrete and asphalt cleaner, and floor soap. In addition, the Company is developing a unique, patent-pending grease extractor to be used in conjunction with bioremediation solutions to extract desired oil and grease to be converted into value-added product, such as biodiesel fuel.

Safe Harbor for Forward-Looking Statements

This document contains discussion of items that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurances that its expectations will be achieved.  Factors that could cause actual results to differ from expectations include, but are not limited to, lack of operating history and experience in the biodiesel market, history of losses, lack of employees, risks in maintaining intellectual property, fluctuations in biodiesel fuel and energy prices, competition from other alternative energy sources, lack of working capital, debt obligations, disputes with the company’s distributor and affiliated parties, litigation, general economic conditions in markets in which the company does business, extensive environmental and workplace regulation by federal and state agencies, other general risks related to its common stock, and other uncertainties and business issues that are detailed in its filings with the Securities and Exchange Commission.

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Source: Bio Solutions Manufacturing, Inc.